Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On August 9, 2004, Roxio, Inc. (“Roxio”) entered into an Asset Purchase Agreement (the “Agreement”) with Sonic Solutions (“Sonic”), a publicly listed California corporation, pursuant to which the parties contemplate a sale by Roxio, to Sonic of substantially all of the assets and liabilities constituting Roxio’s Consumer Software Division (“CSD”), including all of the capital stock of certain international subsidiaries historically included in CSD. Sonic has agreed to pay a total of $70 million in cash and 653,837 shares of Sonic’s common stock. The cash purchase price is subject to certain adjustments as described in the Agreement. The closing of this transaction is subject to the fulfillment of closing conditions, including approval by the stockholders of Roxio, the absence of a material adverse effect on Roxio as defined in the Agreement, regulatory approvals and the receipt of third-party consents to assignment. The disposition will be accounted for by Roxio as a discontinued operation in accordance with Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.”

Pro Forma Financial Information.

The following unaudited pro forma condensed consolidated financial information has been prepared based on the historical financial statements of Roxio after giving effect to the sale to Sonic of substantially all of the assets and obligations related to Roxio’s Consumer Software Division, and the assumptions and adjustments described in the accompanying notes to these unaudited pro forma consolidated condensed financial information. The unaudited pro forma condensed consolidated statements of operations give effect to the disposal of CSD by Roxio as if it had occurred on April 1, 2001 and the unaudited pro forma condensed consolidated balance sheet gives effect to the disposal of CSD by Roxio as if it had occurred on June 30, 2004. The unaudited pro forma condensed consolidated financial statements were derived by adjusting the historical financial statements of Roxio for the removal of assets, liabilities, revenues and expenses associated with CSD and the pro forma adjustment described in the footnotes. Roxio will treat the sale of CSD as a discontinued operation of its consumer software division segment and record a gain upon completion of the transaction.

The unaudited pro forma condensed consolidated financial information, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, the audited historical consolidated financial statements and notes thereto included in Roxio’s Annual Report on Form 10-K for the fiscal year ended March 31, 2004, as filed with the Securities and Exchange Commission on June 14, 2004, and the unaudited interim condensed consolidated financial statements and notes thereto included in Roxio’s Quarterly Report on Form 10-Q for the three months ended June 30, 2004, as filed with the Securities and Exchange Commission on August 9, 2004.

The unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only and are not necessarily indicative of the financial position or results of operations that would have actually been reported had the disposition occurred April 1, 2001 for statements of operation purposes and as of June 30, 2004 for balance sheet purposes, nor is it necessarily indicative of the future financial position or results of operations. The pro forma adjustments are based upon information and assumptions available at the time of the filing of this Form 8-K.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

As of June 30, 2004

(In thousands)

	Historical
	Roxio	Consumer Software Division	Pro Forma Adjustments		Pro Forma Ongoing Business
ASSETS
Current assets:
Cash and cash equivalents	$19,283	$—	$70,000	(a)	$89,283
Restricted cash	735	735	—		—
Short-term investments	43,395	—	—		43,395
Accounts receivable, net	15,566	14,601	8,977	(a)	9,942
Prepaid expenses and other current assets	15,230	1,840	—		13,390
Deferred income taxes	146	146	—		—

Total current assets	94,355	17,322	78,977		156,010

Long-term investment	3,000	3,000	—		—
Property and equipment, net	9,063	3,883	—		5,180
Goodwill	91,623	56,965	—		34,658
Other intangibles assets, net	4,565	1,699	—		2,866
Other assets	1,180	732	—		448

Total assets	$203,786	$83,601	$78,977		$199,162

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,895	$3,771	—		$2,124
Income taxes payable	2,803	—	5,000	(d)	7,803
Accrued liabilities	27,403	22,405	1,750	(b)	6,748
Deferred revenues	2,707	986	—		1,721
Current portion of long-term debt	15,491	321	—		15,170

Total current liabilities	54,299	27,483	6,750		33,566

Long-term liabilities:
Long-term debt	155	51	—		104
Other liabilities	2,353	2,251	—		102

Total liabilities	56,807	29,785	6,750		33,772

Stockholders’ equity:
Common stock, $0.001 par value; Authorized: 100,000 shares; Issued and outstanding: 33,543 shares at June 30, 2004	35	—	—		35
Additional paid-in capital	200,737	137	—		200,600
Deferred stock-based compensation	(1,034)	(137)	—		(897)
Accumulated deficit	(57,728)	48,493	72,227	(c)	(33,994)
Accumulated other comprehensive income (loss)	4,969	5,323	—		(354)

Total stockholders’ equity	146,979	53,816	72,227		165,390

Total liabilities and stockholders’ equity	$203,786	$83,601	$78,977		$199,162

The accompanying notes are an integral part of these consolidated financial statements

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

STATEMENTS OF OPERATIONS

For the Three Months Ended June 30, 2004

(In thousands, except per share data)

	Historical
	Roxio	Consumer Software Division	Pro Forma Adjustments	Pro Forma Ongoing Business
Net revenues :
Consumer software	$22,048	$22,048	$—	$—
Online music	7,867	—	—	7,867

Total net revenues	29,915	22,048	—	7,867

Cost of revenues :
Consumer software	4,625	4,625	—	—
Online music	6,416	—	—	6,416
Amortization of purchased technologies	696	665	—	31

Total cost of revenues	11,737	5,290	—	6,447

Gross profit	18,178	16,758	—	1,420

Operating expenses:
Research and development	6,478	3,593	—	2,885
Sales and marketing	10,390	6,095	—	4,295
General and administrative	4,861	105	—	4,756
Restructuring charges	(153)	(153)	—	—
Amortization of intangible assets	576	62	—	514
Stock-based compensation charges	382	145	—	237

Total operating expenses	22,534	9,847	—	12,687

Income (loss) from operations	(4,356)	6,911	—	(11,267)
Gain on sale of GoBack product line	1,682	1,682	—	—
Other income (loss), net	219	111		108

Income (loss) before provision for income taxes	(2,455)	8,704	—	(11,159)
Provision for income taxes	185	185	—	—

Net income (loss)	$(2,640)	$8,519	$—	$(11,159)

Basic and diluted net loss per share	$(0.08)			$(0.33)

Weighted average shares used in computing basic and diluted net loss per share	33,726			33,726

The accompanying notes are an integral part of these consolidated financial statements

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

STATEMENTS OF OPERATIONS

For the Year Ended March 31, 2004

(In thousands except per share data)

	Historical
	Roxio	Consumer Software Division	Pro Forma Adjustments	Pro Forma Ongoing Business
Net revenues :
Consumer software	$87,332	$87,332	$—	$—
Online music	11,964	—	—	11,964

Total net revenues	99,296	87,332	—	11,964

Cost of revenues :
Consumer software	23,495	23,495	—	—
Online music	10,422	—	—	10,422
Amortization of purchased technologies	2,399	2,294	—	105

Total cost of revenues	36,316	25,789		10,527

Gross profit	62,980	61,543		1,437

Operating expenses:
Research and development	31,142	19,202	—	11,940
Sales and marketing	42,625	26,978	—	15,647
General and administrative	23,994	2,712	—	21,282
Restructuring charges	10,417	9,298	—	1,119
Amortization of intangible assets	2,803	631	—	2,172
Stock-based compensation charges	2,073	1,208	—	865

Total operating expenses	113,054	60,029		53,025

Income (loss) from operations	(50,074)	1,514		(51,588)
Gain on sale of GoBack product line	10,622	10,622	—	—
Other income (loss), net	(15)	(834)		819

Income (loss) before provision for income taxes	(39,467)	11,302	—	(50,769)
Provision for income taxes	4,946	4,946	—	—

Net income (loss)	$(44,413)	$6,356	$—	$(50,769)

Basic and diluted net loss per share	$(1.62)			$(1.85)

Weighted average shares used in computing basic and diluted net loss per share	27,496			27,496

The accompanying notes are an integral part of these consolidated financial statements

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

STATEMENTS OF OPERATIONS

For the Year Ended March 31, 2003

(In thousands, except per share data)

	Historical
	Roxio	Consumer Software Division	Pro Forma Adjustments	Pro Forma Ongoing Business
Consumer software revenues	$120,408	$120,408	$—	$—

Cost of revenues :
Consumer software	31,357	31,357	—	—
Amortization of purchased technologies	2,791	2,791	—	—

Total cost of revenues	34,148	34,148		—

Gross profit	86,260	86,260		—

Operating expenses:
Research and development	21,582	21,582	—	—
Sales and marketing	41,255	41,255	—	—
General and administrative	26,804	8,876	—	17,928
Restructuring charges	578	578	—	—
Amortization of intangible assets	3,610	2,944	—	666
Stock-based compensation charges	1,936	1,446	—	490

Total operating expenses	95,765	76,681		19,084

Income (loss) from operations	(9,505)	9,579	—	(19,084)
Other income (loss), net	471	(400)	—	871

Income (loss) before provision for income taxes	(9,034)	9,179	—	(18,213)
Provision for income taxes	910	910	—	—

Net income (loss)	$(9,944)	$8,269	$—	$(18,213)

Basic and diluted net loss per share	$(0.51)			$(0.94)

Weighted average shares used in computing basic and diluted net loss per share	19,477			19,477

The accompanying notes are an integral part of these consolidated financial statements

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

STATEMENTS OF OPERATIONS

For the Year Ended March 31, 2002

(In thousands except per share data)

	Historical
	Roxio	Consumer Software Division	Pro Forma Adjustments	Pro Forma Ongoing Business
Consumer software revenues	$142,521	$142,521	$—	$—

Cost of revenues :
Consumer software	29,154	29,154	—	—
Online music	—	—	—	—
Amortization of purchased technologies	1,474	1,474	—	—

Total cost of revenues	30,628	30,628	—	—

Gross profit	111,893	111,893	—	—

Operating expenses:
Research and development	21,637	21,637	—	—
Sales and marketing	49,247	49,247	—	—
General and administrative	19,327	3,009	—	16,318
Amortization of intangible assets	4,672	4,672	—	—
Stock-based compensation charges	8,110	7,684	—	426
Write-off of acquired in-process research and development	1,110	1,110		—

Total operating expenses	104,103	87,359		16,744

Income (loss) from operations	7,790	24,534	—	(16,744)
Other income (loss), net	1,285	131	—	1,154

Income (loss) before provision for income taxes	9,075	24,665	—	(15,590)
Provision for income taxes	6,726	6,726	—	—

Net income (loss)	$2,349	$17,939	$—	$(15,590)

Net income (loss) per share
Basic	$0.14			$(0.91)

Diluted	$0.13			$(0.91)

Weighted average shares used in computing net income (loss) per share
Basic	17,216			17,216

Diluted	17,518			17,216

The accompanying notes are an integral part of these consolidated financial statements

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS

Note 1. Basis of Pro Forma Presentation

The pro forma condensed consolidated financial statements included herein have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission.

The unaudited pro forma condensed financial statements of Roxio and CSD have been prepared based on the historical consolidated balance sheets of Roxio and CSD as of June 30, 2004 and the historical consolidated statements of operations for Roxio and CSD for the years ended March 31, 2004, 2003 and 2004, and the three months ended June 30, 2004, after giving effect to the adjustments and assumptions described below.

Roxio and CSD employ accounting policies that are in accordance with generally accepted accounting principles in the United States. In management’s opinion, all material adjustments necessary to reflect fairly the pro forma financial position and pro forma results of operations of Roxio and CSD have been made.

The ongoing activity presented in these pro forma condensed consolidated financial statements represents Roxio’s online music distribution division and corporate assets, liabilities and expenses that will not be divested of in the sale of CSD. This pro forma financial information is presented for illustrative purposes only, and is not necessarily indicative of the operating results and financial position that might have been achieved had the transaction described above occurred on the dates indicated, nor are they necessarily indicative of the operating results and financial position that may occur in the future.

Note 2. Pro Forma Assumptions

Allocation of common costs:

Roxio and CSD have management service agreements with subsidiaries included in other segments of Roxio. Pursuant to these management service agreements, the actual costs incurred by CSD to support the other segments are charged to the segment plus a fixed mark up rate. Roxio management believes that the charge represents a reasonable approximation of what it would have cost to obtain these services from an outside third party.

Corporate overhead has not been allocated to CSD for any of the periods presented.

Pro forma adjustments:

The accompanying unaudited pro forma condensed consolidated financial statements have been prepared as if the divestiture was completed on June 30, 2004 for balance sheet purposes and as of April 1, 2001 for statement of operations purposes and reflect the following pro forma adjustments:

(a)	To reflect sale consideration of $70 million cash and 653,837 shares of common stock from Sonic Solutions. In accordance with EITF ABSTRACTS Issue No. 99-12 “Determination of the Measurement Date for the Market Price of Acquirer Securities Issued in a Purchase Business Combination,” the $8.9 million fair value of the common stock was determined based on the market values of Sonic Solution’s common stock during the five trading days before and after the Agreement was signed.

(b)	To reflect the $1.75 million in estimated direct expenses of the transaction including legal, accounting, printing and other professional fees.

(c)	To reflect the net proceeds and resulting gain on the sale of assets sold to and the liabilities assumed by Sonic.

Total consideration	$78,977
Transaction costs	(1,750)
Income taxes	(5,000)

Net total proceeds	72,227
Net assets acquired by Sonic	(53,816)
Cumulative translation adjustment	5,323

Pro forma net gain	$23,734

(d)	To record the tax effect of pro forma adjustments considering management’s current expectations of available net operating losses and credits, as well as our effective tax rate.

Note 3. Unaudited Pro Forma Earnings Per Share Data

Basic and diluted pro forma earnings per share were calculated using the weighted average shares outstanding of Roxio for the years ended March 31, 2004, 2003 and 2002, and for the three months ended June 30, 2004. As the pro forma condensed consolidated statements of operations for all periods presented shows a net loss, weighted average basic and diluted shares are the same.